EXHIBIT 4.12

                SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into this 22nd day of January, 2004, by and among THE DIXIE GROUP, INC., a Tennessee corporation ("Borrower"), each of the subsidiaries of Borrower as guarantors ("Guarantors"), FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Agent"), in its capacity as collateral and administrative agent for the Lenders (as defined in the Loan Agreement referenced below); CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as successor to Congress Financial Corporation (Southern), as Co-Agent ("Co-Agent"); and Lenders.

                                    RECITALS:

         Lenders, Agent, Co-Agent, Guarantors and Borrowers are parties to a certain Loan and Security Agreement dated May 14, 2002, as amended (as at any time amended, the "Loan Agreement"), pursuant to which Lenders agreed to make certain loans and other extensions of credit to Borrower from time to time, subject to the terms and conditions contained therein.

         Borrower has requested that Agent and Lenders amend certain provisions of the Loan Agreement. Agent and Lenders are willing to amend the Loan Agreement as hereinafter set forth, subject to the conditions contained herein.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

         2. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

                  (a) By deleting the definition of "Fixed Charge Coverage Ratio" from Appendix A to the Loan Agreement and by substituting the following new definition in lieu thereof:

                           Fixed Charge Coverage Ratio - for any period, the
                  ratio of (i) Borrower's EBITDA for such period minus Borrower's Capital Expenditures for such period (but excluding Capital Expenditures financed with the proceeds of Debt for Money Borrowed other than Revolver Loans), minus Borrower's cash income taxes for such period (but excluding the effect of income tax refunds with respect to prior fiscal periods), minus Distributions made during such period other than Distributions to purchase or redeem the Specified Equity Interests, minus the effect of income taxes relating to any one-time gain from any sale of assets, to (ii) regularly scheduled payments of principal and interest on Borrower's Funded Debt due during such period; provided that

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EXHIBIT 4.12

                  expenditures for fixed assets recorded as a result of the GE Lease shall not be included in the definition of Capital Expenditures for purposes of this covenant, and provided further that to the extent that the payment and satisfaction of the Constantine Arbitration Award by Borrower would otherwise be deducted from Borrower's EBITDA as provided therein, for purposes only of computing the Fixed Charge Coverage Ratio, the amount of such award recognized for accounting purposes up to $2,200,000 shall not be deducted in the calculation of EBITDA.

                  (b) By adding the following new definition of "Constantine Arbitration Award" to Appendix A to the Loan Agreement, in proper alphabetical sequence:

                           Constantine Arbitration Award - the arbitration award
                  entered on November 21, 2003 against Borrower and Bretlin in favor of Constantine Dyeing, LLC and Product Concepts Residential, LLC in the amount of $1,774,160.51, as may be supplemented for additional damages and interest for the period from May 1, 2003 through November 21, 2003.

         3. RATIFICATION AND REAFFIRMATION. Each Obligor hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor's covenants, duties, indebtedness and liabilities under the Loan Documents.

         4. ACKNOWLEDGMENTS AND STIPULATIONS. Each Obligor acknowledges and stipulates that the Loan Agreement and the other Loan Documents are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); and the security interests and Liens granted by each Obligor in favor of Agent, for the benefit of itself, Lenders and the other Secured Parties, are duly perfected, first priority security interests and Liens. As of the Closing Date Borrower had incurred Debt from General Electric Capital Corporation for certain Equipment financing as disclosed on Schedule
9.2.5 of the Loan Agreement and as currently evidenced by the GE Lease. Agent and Lenders acknowledge and agree that the GE Lease shall not be included in the $7,500,000 cap that is contained in the definition of Permitted Purchase Money Debt.

         5. REPRESENTATIONS AND WARRANTIES. All representations and warranties made under the Loan Agreement and the other Loan Documents by an Obligor shall be deemed to be reaffirmed on each date that a request for a Loan under the Loan Agreement is made by Borrower. Each Obligor represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Agreement, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of each Obligor and this Agreement has been duly executed and delivered by each Obligor; and except to the extent otherwise disclosed by an Obligor to Agent and Lenders in writing, all of the representations and warranties made by an Obligor in the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations or warranties refer to an earlier date or period.

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EXHIBIT 4.12

         6. REFERENCE TO LOAN AGREEMENT. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Agreement.

         7. BREACH OF AGREEMENT. This Agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

         8. NO WAIVER. In no event shall Agent's and Lenders' entry into this Agreement or their making of additional Loans to Borrower be deemed to constitute a waiver by Agent or any Lender of any Event of Default in existence on the date hereof, or of each Obligor's continuing obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents, as amended hereby.

         9. EXPENSES OF AGENT. Borrower agrees to pay, ON DEMAND, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Agreement and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

         10. EFFECTIVENESS; GOVERNING LAW. This Agreement shall be effective upon execution by Borrower and Guarantors and acceptance by Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         12. NO NOVATION, ETC. Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

         13. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         14. FURTHER ASSURANCES. Obligors agree to take such further actions as Agent shall request from time to time in connection herewith to evidence or give effect to the agreements and amendments set forth herein or any of the transactions contemplated hereby.

         15. SECTION TITLES. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

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EXHIBIT 4.12

         16. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal, and delivered by their respective duly authorized officers on the date first written above.

                               FLEET CAPITAL CORPORATION,
                               as Agent and a Lender

                               By:   /s/ Elizabeth L. Waller
                                   -------------------------------------
                                   Title: Senior Vice President

                               CONGRESS FINANCIAL
                               CORPORATION (SOUTHWEST),
                               as Co-Agent and a Lender

                               By:   /s/ Mark Galovic, Jr.
                                   -------------------------------------
                                   Title: Vice President

                               LASALLE BUSINESS CREDIT, LLC,
                               successor by merger to LaSalle Business Credit, Inc., as a Lender

                               By:   /s/ Joseph Fudacz
                                   -------------------------------------
                                   Title: Senior Vice President

                               WELLS FARGO FOOTHILL, INC.
                               (formerly known as Foothill Capital Corporation), as a Lender

                               By:   /s/ Claudia Hughes
                                   -------------------------------------
                                   Title: Assistant Vice President

[Signatures continued on following page.]

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EXHIBIT 4.12

                     ACCEPTED AND AGREED TO:

                     THE DIXIE GROUP, INC.
                     ("Borrower")

                     By:   /s/ Gary A. Harmon
                         ---------------------------------------
                         Title: Vice President and Chief Financial Officer

                     FABRICA INTERNATIONAL, INC.,
                     formerly known as Fabrica International
                     ("Guarantor")

                     By:   /s/ Gary A. Harmon
                         ---------------------------------------
                         Title: Vice President

                     BRETLIN, INC.
                     ("Guarantor")

                     By:   /s/ Gary A. Harmon
                         ---------------------------------------
                         Title: Vice President

                     CANDLEWICK YARNS, INC.
                     ("Guarantor")

                     By:   /s/ Gary A. Harmon
                         ---------------------------------------
                         Title: Vice President

                     CHROMA TECHNOLOGIES, INC.
                     ("Guarantor")

                     By:   /s/ Gary A. Harmon
                         ---------------------------------------
                         Title: President

                     DIXIE GROUP LOGISTICS, INC.
                     ("Guarantor")

                     By:   /s/ Gary A. Harmon
                         ---------------------------------------
                         Title: Vice President

                     MASLAND CARPETS, LLC
                     ("Guarantor")

                     By:   /s/ Gary A. Harmon
                         ---------------------------------------
                         Title: Vice President

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